UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2007

NetManage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22158	77-0252226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20883 Stevens Creek Blvd., Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (408) 973-7171

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Cupertino, Calif., April 23, 2007 - NetManage, Inc. (NASDAQ: NETM), a software company that provides solutions for integrating, Web enabling and accessing enterprise information systems, today announced that Omer Regev has been named Chief Financial Officer (CFO). Regev brings over 15 years of experience in global financial management, private equity, mergers and acquisitions, financial restructurings, R&D support grants as well as investment banking services to NetManage.
A copy of the press release is attached hereto as an Exhibit and is incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure

On April 23, 2007, NetManage also issued a press release announcing the expected date of its earnings call and an update in regards to certain strategic transactions. A copy of the press release is attached hereto as an Exhibit and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The furnishing of the information in this report (including the exhibit hereto) shall not be deemed an admission that such furnishing is required by Regulation FD or that the information in this report contains material information that is not otherwise publicly available.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetManage, Inc. (Registrant)
April 23, 2007 (Date)	/s/ ZVI ALON Zvi Alon Chairman, President and Chief Executive Officer

Exhibit Index
99.1	Press release dated April 23, 2007
99.2	Press release dated April 23, 2007